Exhibit 5.1

November 4, 2009

Cepheid

904 Caribbean Drive

Sunnyvale, CA 94089

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Cepheid, a California corporation (the “Company”), with the Securities and Exchange Commission on or about November 4, 2009 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,700,000 additional shares of the Company’s common stock, no par value per share (the “Stock”), 1,500,000 of which are reserved for issuance by the Company pursuant to its 2000 Employee Stock Purchase Plan, as amended (the “Plan”) and 200,000 of which are reserved for issuance upon the exercise of a stock option granted pursuant to a Non-Plan Stock Option Agreement between the Company and Nicolaas Arnold, dated October 14, 2009 (the “Option Agreement”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Fifth Amended and Restated Articles of Incorporation in the form filed with the Commission on April 7, 2000, certified by one or more of the Company’s officers as being complete and in full force and effect as of the date of this opinion;

(2)	the Company’s Amended and Restated Bylaws, as amended to date, in the form filed with the Commission on October 24, 2008, certified by one or more of the Company’s officers as being complete and in full force and effect as of the date of this opinion;

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	the Plan and related forms of enrollment form, subscription agreement, notice of withdrawal and notice of suspension;

(5)	the Option Agreement, comprised of a Non-Plan Stock Option Agreement and an Non-Plan Stock Option Exercise Agreement;

(6)	the Prospectuses prepared in connection with the Registration Statement;

Cepheid

November 4, 2009

(7)	the minutes of the meetings and actions by written consent of the Board of Directors and of the Company’s shareholders that are in the Company’s minute books that are in our possession;

(8)	verification by the Company’s transfer agent as to the number of the Company’s issued and outstanding shares of capital stock as of November 3, 2009 and a report of outstanding options and warrants and any other rights to purchase shares of the Company’s capital stock that was prepared by the Company and dated November 3, 2009 (the “Stock Records”); and

(9)	a Management Certificate (the “Management Certificate”) addressed to us and dated of even date herewith and executed by the Company containing certain factual and other representations.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of California.

Based upon the foregoing, it is our opinion that the 1,500,000 additional shares of Stock reserved for issuance by the Company pursuant to the Plan and the 200,000 shares of Stock reserved for issuance by the Company upon exercise of the Option Agreement, when issued, sold and delivered in accordance with the Plan, purchase agreements to be entered into thereunder, or the Option Agreement, as applicable, and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ JEFFREY R. VETTER
Jeffrey R. Vetter, a partner